Exhibit 99.5

CHEMICAL SPECIALISTS

AND DEVELOPMENT, INC.

& SUBSIDIARIES

CONROE, TEXAS

CONSOLIDATED FINANCIAL STATEMENTS

EIGHT MONTHS ENDED

SEPTEMBER 30, 2013 AND 2012

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

i

FINANCIAL STATEMENTS

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013(UNAUDITED) AND JANUARY 31, 2013

	September 30, 2013	January 31, 2013
	(unaudited)
ASSETS
Current Assets
Cash	$127,315	$715,987
Accounts receivable, net	25,374,562	23,676,544
Due from employees	26,050	18,063
Miscellaneous receivables	—	—
Inventories	9,323,071	8,684,002
Prepaid expenses	1,532,965	833,585
Current deferred tax asset	293,075	293,075
Total Current Assets	36,677,038	34,221,256

Property and Equipment
Property and equipment, net	10,568,526	11,363,406
Total Property and Equipment	10,568,526	11,363,406

Other Assets
Deposits	23,766	23,766
Trademark	350,000	350,000
Goodwill and other	526,487	526,487
	900,253	900,253

TOTAL ASSETS	$48,145,817	$46,484,915

The accompanying notes are an integral part of these consolidated financial statements.

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013(UNAUDITED) AND JANUARY 31, 2013

	September 30, 2013	January 31, 2013
	(unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$14,941,809	$17,617,361
Revolving line of credit	15,540,000	10,120,000
Accrued expenses	3,000,296	6,268,442
Corporate income tax payable	—	—
Current portion of long-term debt	360,605	373,162
Total Current Liabilities	33,842,710	34,378,965

Long-term Liabilities
Long-term debt	1,475,389	1,696,282
Deferred income taxes	769,048	769,048
Total Long-term Liabilities	2,244,437	2,465,330

Total Liabilities	36,087,147	36,844,295

STOCKHOLDERS’ EQUITY
Controlling interest
Common stock; $1 par; 1,000,000 shares authorized; 42,000 shares issued; 42,000 outstanding	30,000	30,000
Additional paid-in capital	417,694	417,694
Retained earnings	12,313,357	9,898,905

	12,761,051	10,346,599
Treasury stock; 6,000 shares at cost	(662,974)	(662,974)

	12,098,077	9,683,625
Noncontrolling interest	(39,407)	(43,005)
Total Stockholders’ Equity	12,058,670	9,640,620

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,145,817	$46,484,915

The accompanying notes are an integral part of these consolidated financial statements.

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012

NET SALES	$130,361,846	$130,840,153

COST OF SALES
Chemicals, packing, and shipping materials	102,287,482	101,213,985
Freight	6,450,838	6,973,386
Labor	3,283,105	3,247,820
Other	327,163	348,363
	112,348,588	111,783,554

GROSS PROFIT	18,013,258	19,056,599

GENERAL AND ADMINISTRATIVE EXPENSES	10,510,446	10,445,710

OPERATING INCOME	7,502,812	8,610,889

OTHER INCOME (EXPENSE)
Interest income	25	—
Miscellaneous income	148,879	293,777
	148,904	293,777

INCOME BEFORE INCOME TAXES	7,651,716	8,904,666

PROVISION FOR INCOME TAXES	1,733,666	1,440,772

CONSOLIDATED NET INCOME	5,918,050	7,463,894

LESS: NET INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	(3,598)	(26,925)

NET INCOME ATTRIBUTABLE TO THE CONTROLLING INTEREST	$5,914,452	$7,436,969

The accompanying notes are an integral part of these consolidated financial statements.

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2013

	Controlling Interest
		Additional			Non-
	Common	Paid-in	Retained	Treasury	Controlling
	Stock	Capital	Earnings	Stock	Interest	Total
BALANCE AS OF JANUARY 31, 2013	$30,000	$417,694	$9,898,905	$(662,974)	$(43,005)	$9,640,620

Dividends declared	—	—	(3,500,000)	—	—	(3,500,000)

Net income	—	—	5,914,452	—	3,598	5,918,050

BALANCE AS OF SEPTEMBER 30, 2013	$30,000	$417,694	$12,313,357	$(662,974)	$(39,407)	$12,058,670

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$128,793,604	$124,095,140
Cash paid to suppliers and employees	(130,691,117)	(121,970,198)
Interest received	24	—
Interest paid	(277,564)	(234,125)
Federal income taxes paid	(350,000)	(853,000)
State income taxes paid	(115,969)	(105,918)
Other income received	148,879	293,777
Net cash provided by (used in) operating activities	(2,492,143)	1,225,676

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(432,199)	(1,556,491)
Proceeds from sales of property and equipment	649,120	—
Net cash provided by (usedin) investing activities	216,921	(1,556,491)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on revolving line of credit	5,420,000	445,000
Principal payment on long-term debt	(233,450)	(263,214)
Dividends paid	(3,500,000)	—
Net cash provided by financing activities	1,686,550	181,786

Net increase (decrease) in cash	(588,672)	(149,029)
Cash at beginning of year	715,987	1,126,020
Cash at end of year	$127,315	$976,991

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES:
Net income	$5,918,050	$7,463,894
Depreciation and amortization	440,000	440,000
Loss on sale of property and equipment	137,763	—
(Increase) Decrease in:
Accounts receivable	(1,698,018)	(6,757,186)
Other receivables	(7,987)	12,173
Inventories	(639,069)	(1,117,894)
Prepaid expenses	(699,184)	(1,185,334)
Deposits	—	—
Deferred tax asset	—	—
Increase (Decrease) in:
Accounts payable	(2,675,552)	4,021,781
Accrued expenses	(3,268,146)	(1,651,758)
Corporate income tax payable	—	—
Net cash provided by (used in) operating activities	$(2,492,143)	$1,225,676

The accompanying notes are an integral part of these consolidated financial statements.

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2013

NOTE 1 - NATURE OF ACTIVITIES AND BASIS OF PRESENTATION

Nature of Activities

Chemical Specialists and Development, Inc. was organized in the State of Texas on April 26, 1976, and is engaged in the packaging and distribution of chemicals, solvents, and other materials for governmental and industrial use.  The Company sells its products to various departments of the federal government and to domestic and international customers through its various divisions.  Operations were expanded in October 2009 with the purchase of a plant in Baton Rouge, Louisiana.

Startex Chemical, Inc. is a wholly owned subsidiary of Chemical Specialists and Development, Inc. that was formed in 1985 to sell to distributors and retail outlets.

Startex Distribution West, LLC was formed July 1, 2009 to expand sales, consistent with current operations, along the west coast of the United States.  Operations in California are conducted via a logistics support chemical management warehouse facility located in the southern part of that state.  Chemical Specialists and Development, Inc. has an eighty percent (80%) controlling interest in Startex Distribution West, LLC.  The remaining twenty percent (20%) minority interest is owned by an individual.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of Chemical Specialists and Development, Inc., and its subsidiaries: Startex Chemical, Inc. and Startex Distribution West, LLC (collectively, the “Company”) and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. As such, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments, except as disclosed herein) considered necessary for a fair statement have been included.  All significant intercompany transactions have been eliminated in consolidation.

The unaudited consolidated financial data as of January 31, 2013 presented in these unaudited consolidated financial statements were derived from Company’s audited consolidated financial statements, but do not include all disclosures required by U.S. GAAP. Interim financial data should be read in conjunction with the audited consolidated financial statements and accompanying notes for the fiscal year ended January 31, 2013.

NOTE 2 - INVENTORY

Inventory consisted of the following as of September 30, 2013 and January 31, 2013:

	September 30, 2013	January 31, 2013
Finished goods	$5,891,443	$5,474,611
Raw materials	3,927,628	3,609,618
Reserve for obsolete and slow-moving inventory	(496,000)	(400,227)

Total Inventory	$9,323,071	$8,684,002

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is composed of the following as of September 30, 2013 and 2013:

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2013

	September 30, 2013	January 31, 2013
Land	$599,996	$1,071,917
Buildings and improvements	10,190,255	10,412,565
Storage tanks	2,001,441	1,997,050
Machinery and equipment	5,172,791	5,098,925
Transportation equipment	91,617	72,826
	18,056,100	18,653,283
Less accumulated depreciation	(7,487,574)	(7,289,877)

Property and Equipment, Net	$10,568,526	$11,363,406

Depreciation expense amounted to $440,000 and $440,000 for the eight months ended September 30, 2013 and 2012, respectively.

NOTE 4 - REVOLVING LINE OF CREDIT

The Company has a $25,000,000 revolving bank line of credit that expires on June 28, 2015. Of the $25,000,000 line of credit, $750,000 may be used as standby letters of credit. Advances under the line of credit bear interest at prime less applicable margin (0.50 to 1.00) and are secured by accounts receivable, inventory, equipment and property owned by the Company.  Under the terms of the line of credit, the Company is required to maintain certain debt-to-worth ratios and fixed charge coverage ratios. Advances outstanding on the line of credit at September 30, 2013 and January 31, 2013 were $15,540,000 and $10,120,000, respectively.  Of the $750,000 in standby letters of credit, $150,302 and $71,649 had been issued at September 30, 2013 and January 31, 2013, respectively.

NOTE 5 - LONG-TERM OBLIGATIONS

Long-term debt consisted of the following at September 30, 2013 and January 31, 2013:

	September 30, 2013	January 31, 2013
Term notes
Current portion	$354,000	$353,996
Long-term portion	1,475,389	1,696,282
	1,829,389	2,050,278
Capital leases payable
Current portion	6,605	19,166
	6,605	19,166

Total Long-term Debt	$1,835,994	$2,069,444

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Contingencies

The Company is party to litigation and claims arising in the normal course of business.  Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial statements.

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2013

The Company was party to an environmental claim regarding purchased property in Georgia, which may have required the Company to incur the liability for costs associated with the reporting, testing, clean-up and/or remediation of such property.  In August 2013, the Company sold this property to a third party, which is contractually obligated to indemnify and hold the Company harmless from and against any liability arising related to this environmental claim. Through the date of sale, the Company did not incur any expenses related to this contingency.

NOTE 7 - RETIREMENT PLAN

The Company has a 401(k) Plan (Plan) to provide retirement and incidental benefits for its employees.  Employees may contribute from one percent (1%) to twenty percent (20%) of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service.

The Company matches employee contributions equal to 100% of salary deferrals each payroll period that do not exceed four percent (4%) of eligible compensation. All matching contributions vest immediately.

Company matching contributions to the Plan totaled $183,902 and $180,298 for the eight months ended September 30, 2013 and 2012, respectively.

NOTE 8 - WELFARE BENEFIT PLAN

On January 1, 2010, the Company board of directors voted to rescind the single employer welfare benefit plan covering individuals who are actively employed by the Company, who are members of a select group of management or highly compensated employees, who are not sole proprietors, and who own more than fifty percent (50%) ownership interest in the Company.  This corporate resolution was made in response to an IRS audit that disallowed the deductions taken on the 2006, 2007 and 2008 Federal income tax returns.

An alternative plan of deferred compensation for named key employees was adopted.  For a period of 6 (six) years, beginning January 1, 2010 and ending December 31, 2015, 5 (five) key employees shall share $350,000 that shall be due and payable on or before January 31 of each calendar year during the term of this agreement while employed by the Company.  This compensation is taxable at the individual level and is subject to payroll tax at the Company level. In November 2013, the Company’s Board of Directors resolved to fund the remaining three years of contributions ahead of the sale of the Company (see Note 11).

NOTE 9 - RELATED PARTY TRANSACTIONS

On May 1, 2010, ST Laboratories Group, LLC (STLG) was formed.  The 10 (ten) members of STLG, are all employees and/or owners of the Company.  On a monthly basis, the Company pays STLG $50,000 to perform laboratory testing services for the Company, and STLG pays the Company $11,000 rent for laboratory facilities and equipment.  STLG generated approximately 27% (twenty-seven percent) and 30% (thirty percent) of its gross revenue from the Company for the eight month periods ended September 30, 2013 and 2012, respectively.  The Company did not owe any amounts to STLG for the periods ended September 30, 2013 and January 31, 2013, respectively.

In August 2013, the Company purchased two dwellings from Buckeye Properties, Inc., a company owned by the same principals of the Company, for a total of $257,650 in cash. The Company also simultaneously sold undeveloped land to Buckeye Properties, Inc. for cash proceeds of $50,600.

NOTE 10 - MAJOR CUSTOMERS

The Company’s sales to various branches of the federal government accounted for approximately 5% and13% of the total sales for the eight months ended September 30, 2013 and 2012, respectively.

CHEMICAL SPECIALISTS AND DEVELOPMENT, INC. & SUBSIDIARIES

CONROE, TEXAS

UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE EIGHT MONTHS ENDED SEPTEMBER 30, 2013

The Company continued a contract with a major paint supply company, which comprised 12% of the total sales for the eight months ended September 30, 2013 and 2012.

Additionally, the Company secured a contract with an international chemical company that develops specialty fuels, which comprised approximately 9% and 6% of the total sales for the eight months ended September 30, 2013 and 2012, respectively.  All sales transactions with this company are conducted in U.S. currency.

NOTE 11 - SUBSEQUENT EVENTS

The Company was acquired by a subsidiary of Nexeo Solutions Holdings, LLC (“Nexeo Solutions”).  Nexeo Solutions completed the transaction on December 2, 2013.

Events occurring after September 30, 2013 have been evaluated through January 29, 2014, the date when these financial statements were available to be issued.